Exhibit 99.1

Kodak Narrows Loss on a Comparable Basis in First Quarter; Momentum Builds in Strategic Technology Businesses

Highlights include:

  Net loss of $36 million is an improvement of $54 million on a comparable basis. Net income for the first quarter of 2013 was $283 million on a GAAP basis.
  Liquidity remains strong with $809 million in cash vs. debt of $677 million.
  Without the impact of a decline in non-recurring licensing revenue, Operational EBITDA for the strategic technology businesses improved by $13 million.
  Key product lines in the strategic technology businesses achieved solid revenue growth.
  Results are in line with company expectations.

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 6, 2014--Eastman Kodak Company (NYSE:KODK) today reported a net loss of $36 million for the first quarter of 2014. On a comparable basis, the net loss in 2013 would have been $85 million, or $54 million greater than the comparable net loss in 2014 of $31 million. On a GAAP basis, the net earnings in 2013 were $283 million, which included Other Operating Income, net of $494 million, primarily from a gain of $535 million from the sale of the digital imaging patent portfolio.

Sales for the first quarter of 2014 were $482 million, compared to $594 million in the prior-year quarter, a decline of 19%, more than half attributable to continuing declines in the film and consumer inkjet products. In addition, non-recurring licensing revenue was $24 million lower than in the first quarter of 2013.

“Kodak’s transformation continues. The path to sustainable growth and profitability is not a straight line, but we continue to progress, especially in the strategic technology businesses1 which will constitute the new Kodak,” said Jeff Clarke, Chief Executive Officer. “Our results, while within expectations, reflect the steep declines in our mature businesses, which are currently offsetting the increasing momentum we are seeing in our strategic technology businesses.

“We saw significant increases in sales for our key new products in packaging, digital printing and digital plates, as increasing numbers of customers embraced our solutions.”

Clarke noted the company’s strong liquidity, with cash of $809 million exceeding debt of $677 million, or by more than $130 million, provides flexibility to continue investing in the business to support future growth.

“In 2014, we will invest about $100 million in R&D and about $40 million in capital improvements to continue bringing innovative solutions to market for our customers, and improving the efficiency of our operations,” Clarke said.

"I'm pleased with our first-quarter reduction in SG&A. This improvement in Kodak's cost structure will provide operating leverage to projected growth in our strategic technology businesses in the second half of the year.”

Becky Roof, Chief Financial Officer, added, “As we’ve seen in the past, sales in several of our businesses are weighted toward later quarters. We fully expect to see such a pattern again this year, driving revenue and profitability growth.”

Table 1 – Kodak Earnings Summary

Millions of dollars	1Q 2014	1Q 2013

Sales	$482	$594
Gross Profit	$86	$149
Percent of Revenue	17.8%	25.1%
Net (loss) income	(36)	283
Operational EBITDA[2]	3	50

Kodak operates under two business segments: Graphics, Entertainment & Commercial Films (GECF) and Digital Printing & Enterprise (DP&E).

Graphics, Entertainment & Commercial Films (GECF): The GECF segment consists of the Graphics and Entertainment & Commercial Films groups, as well as Kodak’s intellectual property and brand licensing activities.

Table 2 – GECF Segment Financial Overview

Millions of dollars	1Q 2014	1Q 2013

Revenue	$316	$386
Gross Profit	29	85
Percent of Revenue	9.2%	22.0%
Selling, General and Administrative (“SG&A”)	53	64
Research and Development (“R&D”)	6	5
Segment (Loss) Earnings	(30)	16
Operational EBITDA[2]	9	52

The GECF segment had sales of $316 million in the first quarter of 2014, a decline of 18% from the $386 million of the prior-year quarter. Most of this decline was due to the reduction in motion picture film and one-time licensing revenue. Although the Graphics business had a 4% decline in revenue, the Workflow Solutions business grew by 8%, while the decline in the digital plates business narrowed significantly. Recent sales momentum in the digital plates business provides confidence in expectations for continuing improvement in performance in that business through 2014.

In the digital plates business, customers continued to switch to KODAK SONORA Process Free Plates. This technology platform is a breakthrough because it removes the processing step without sacrificing quality or productivity. In addition to the environmental and economic benefits of using SONORA Plates—water, waste and electricity savings—printers also receive the quality, productivity and print capability of traditional processed plates. Kodak expects to quadruple the number of customers using SONORA Plates during 2014, and is investing in increasing production of those plates at plants in Germany, China and the U.S. to meet growing demand for this revolutionary product line.

The decrease in GECF gross profit percent was driven by unfavorable manufacturing costs within Entertainment Imaging & Commercial Films primarily due to lower production volumes and the impact of fresh start accounting, as well as the decline in one-time licensing revenue. Partially offsetting these factors was an improvement in manufacturing costs in Graphics.

Digital Printing and Enterprise (DP&E): The DP&E Segment consists of four product/service groups, Digital Printing, Packaging and Functional Printing, Enterprise Services & Solutions, and Consumer Inkjet Systems.

Table 3 – DP&E Segment Financial Overview

Millions of dollars	1Q 2014	1Q 2013

Revenue	$166	$197
Gross Profit	42	52
Percent of Revenue	25.3%	26.4%
Selling, General and Administrative (“SG&A”)	42	50
Research and Development (“R&D”)	25	20
Segment Loss	(25)	(18)
Operational EBITDA[2]	(6)	(2)

DP&E had sales of $166 million in the first quarter of 2014, a decline of 16% from the $197 million of the prior-year quarter. Nearly two-thirds of the decline was related to lower sales in the Consumer Inkjet business.

For 2014, Kodak is on track to generate significant increases in equipment placements for two DP&E product lines that are essential to profitable business growth. The company expects to increase the number of KODAK PROSPER Presses installed to more than 40 during 2014, while also increasing the number of KODAK PROSPER S-Series Imprinting Systems by one-third to more than 1,000. Several PROSPER Press customers have achieved more than one billion cumulative printed pages from their units.

It is also expected that placements of KODAK FLEXCEL NX Systems in the packaging industry will increase by more than 25% to more than 400 units, a growth rate that significantly exceeds the industry average. FLEXCEL Solutions deliver efficiency and durability on press, and enable eye-catching packaging on store shelves. Reflecting this strong growth in placements and the benefits to customers, FLEXCEL System annuity volumes grew by 55% in the quarter.

The decline in gross profit percent for DP&E was primarily due to consumer inkjet ink sales constituting a lower percentage of the segment’s gross profit dollars, and higher manufacturing costs due primarily to the application of fresh start accounting.

1Kodak’s strategic technology businesses include Digital Printing Solutions, Packaging and Functional Printing, Enterprise Services, Intellectual Property/Brand Licensing and Graphics (encompassing Digital Plates and Workflow Software)

2Operational EBITDA is defined as Total Segment Earnings (Loss) plus depreciation and amortization expense, and excluding the reallocation of costs previously allocated to discontinued businesses, the impact of fresh start accounting, stock-based compensation expense and certain consulting costs. Total Segment Earnings (Loss) represents the company’s measure of segment earnings which excludes Restructuring costs, Reorganization items, net, the Corporate components of pension and OPEB expenses / income (as defined in the company’s public filings with regard to segment earnings information), other operating income (expense), net, and other income and expenses.

About Kodak

Kodak is a technology company focused on imaging for business. We provide innovative hardware, software, consumables and services to customers in graphic communications, packaging and functional printing. We also serve entertainment and commercial films markets. With our world-class R&D organization and extensive product portfolio, Kodak is helping customers around the globe to grow their own businesses in a sustainable way. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document, which includes any exhibits or appendices attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the headings “Business,” “Risk Factors,” and/or “Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to achieve the financial and operational results contained in our business plans; the ability of the Company to discontinue or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; our ability to obtain additional financing if and as needed; any potential adverse effects of the Chapter 11 proceedings on the Company's brand or business prospects; the Company's ability to fund continued investments, capital needs, restructuring payments and service its debt; changes in foreign currency exchange rates; the resolution of claims against the Company; our ability to attract and retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

APPENDICES

A. NON-GAAP MEASURES

In this first quarter financial results news release, reference is made to certain non-GAAP financial measures of the improvement in Net loss on a comparable basis, improvement in Operational EBITDA for the strategic technology businesses, and Operational EBITDA.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this first quarter financial results news release.

The following table reconciles the improvement in Net loss on a comparable basis to the most directly comparable GAAP measure of net (loss) earnings attributable to Eastman Kodak Company:

(in millions)
	1Q 2014	Q1 2013	Change
Net Loss, as presented	$(31)	$(85)	$(54)
Other operating income, net	-	494	494
Reorganization items, net	(5)	(120)	(115)
Loss on early extinguishment of debt	-	(6)	(6)
Net (Loss) Earnings Attributable to Eastman Kodak Company (GAAP basis)	$(36)	$283	$319

The following table reconciles the improvement in Operational EBITDA for the strategic technology businesses to the most directly comparable GAAP measure of net (loss) earnings attributable to Eastman Kodak Company:

(in millions)
	1Q 2014	1Q 2013	Change
Strategic technology businesses Operational EBITDA excluding non-recurring licensing revenue	$(12)	$(25)	$13
Non-recurring licensing revenue	7	31	(24)
Strategic technology businesses Operational EBITDA	(5)	6	(11)
Mature businesses Operational EBITDA	8	44	(36)
Operational EBITDA, as presented	3	50	(47)
Impact of fresh start adjustments	1	-	1
Impact of stock based compensation and certain consulting costs	(4)	(1)	(3)
Reportable segments depreciation and amortization	(52)	(35)	(17)
Impact of costs previously allocated to discontinued operations	(3)	(16)	13
Total segment loss	$(55)	$(2)	$(53)
All other	(3)	(2)	(1)
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(13)	(13)	-
Corporate components of pension and OPEB income (1)	30	12	18
Other operating income, net	-	494	(494)
Loss on early extinguishment of debt, net	-	6	(6)
Interest expense	16	24	(8)
Other income (charges)	2	(8)	10
Reorganization items, net	5	120	(115)
Consolidated (loss) earnings from continuing operations before income taxes	(60)	331	(391)
(Benefit) provision from income taxes	(7)	7	(14)
(Loss) earnings from continuing operations	(53)	324	(377)
Earnings (loss) from discontinued operations, net of income taxes	19	(41)	60
Net (Loss) Earnings	(34)	283	(317)
Less: Net income attributable to noncontrolling interests	2	-	2
Net (Loss) Earnings Attributable to Eastman Kodak Company (GAAP basis)	$(36)	$283	$(319)

The following table reconciles Operational EBITDA, Graphics, Entertainment and Commercial Films (“GECF”) Operational EBITDA, and Digital Printing and Enterprise (“DP&E”) Operational EBITDA to the most directly comparable GAAP measure of net (loss) earnings attributable to Eastman Kodak Company:

(in millions)
	1Q 2014	1Q 2013
GECF Operational EBITDA, as presented	$9	$52
GECF depreciation and amortization	(36)	(26)
GECF impact of fresh start adjustments	1	-
GECF impact of stock based compensation and certain consulting costs	(2)	(1)
GECF impact of costs previously allocated to discontinued operations	(2)	(9)
GECF segment (loss) income	$(30)	$16

DP&E Operational EBITDA, as presented	(6)	(2)
DP&E depreciation and amortization	(16)	(9)
DP&E impact of stock based compensation and certain consulting costs	(2)	-
DP&E impact of costs previously allocated to discontinued operations	(1)	(7)
DP&E segment loss	$(25)	$(18)

Operational EBITDA, as presented	3	50
Reportable segments depreciation and amortization	(52)	(35)
Impact of fresh start adjustments	1	-
Impact of stock based compensation and certain consulting costs	(4)	(1)
Impact of costs previously allocated to discontinued operations	(3)	(16)
Total segment loss	$(55)	$(2)
All other	(3)	(2)
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(13)	(13)
Corporate components of pension and OPEB income (1)	30	12
Other operating income, net	-	494
Loss on early extinguishment of debt, net	-	6
Interest expense	16	24
Other income (charges)	2	(8)
Reorganization items, net	5	120
Consolidated (loss) earnings from continuing operations before income taxes	(60)	331
(Benefit) provision from income taxes	(7)	7
(Loss) earnings from continuing operations	(53)	324
Earnings (loss) from discontinued operations, net of income taxes	19	(41)
Net (Loss) Earnings	(34)	283
Less: Net income attributable to noncontrolling interests	2	-
Net (Loss) Earnings Attributable to Eastman Kodak Company (GAAP basis)	$(36)	$283

(1) Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses, amortization of prior service credits related to the U.S. Postretirement Benefit Plan and special termination benefits, curtailments and settlement components of pension and other postretirement benefit expenses, except for settlements in connection with the chapter 11 bankruptcy proceedings that are recorded in Reorganization items, net and curtailments and settlements included in Earnings (loss) from discontinued operations, net of income taxes in the Consolidated Statement of Operations.

B. FINANCIAL STATEMENTS

Segment (Loss) Earnings and Consolidated (Loss) Earnings from Continuing Operations before Income Taxes	Successor	Predecessor
(in millions)	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2014	2013
Graphics, Entertainment and Commercial Films ("GECF")
Net sales	$316	$386
Cost of sales	287	301
Gross profit	29	85
Selling, general and administrative expenses	53	64
Research and development expenses	6	5
GECF Segment (loss) earnings	$(30)	$16

Digital Printing and Enterprise ("DP&E")
Net sales	$166	$197
Cost of sales	124	145
Gross profit	42	52
Selling, general and administrative expenses	42	50
Research and development expenses	25	20
DP&E Segment loss	$(25)	$(18)

Total segment (loss) earnings	$(55)	$(2)
All other	(3)	(2)
Restructuring costs and other	(13)	(13)
Corporate components of pension and OPEB income	30	12
Other operating income, net	-	494
Loss on early extinguishment of debt, net	-	6
Interest expense	16	24
Other income (charges), net	2	(8)
Reorganization items, net	5	120
Consolidated (loss) earnings from continuing operations before income taxes	$(60)	$331

The notes accompanying the Company’s first quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Three Months Ended
	March 31,
	Successor	Predecessor
	2014	2013
Revenues
Sales	$387	$489
Services	95	105
Total revenues	$482	$594
Cost of revenues
Sales	$322	$361
Services	74	84
Total cost of revenues	$396	$445
Gross profit	$86	$149
Selling, general and administrative expenses	87	118
Research and development costs	27	25
Restructuring costs and other	13	11
Other operating income, net	-	(494)
(Loss) earnings from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes	(41)	489
Interest expense	16	24
Loss on early extinguishment of debt	-	6
Other income (charges), net	2	(8)
Reorganization items, net	5	120
(Loss) earnings from continuing operations before income taxes	(60)	331
(Benefit) provision for income taxes	(7)	7
(Loss) earnings from continuing operations	(53)	324
Earnings (loss) from discontinued operations, net of income taxes	19	(41)
Net (loss) earnings	(34)	283
Less: Net income attributable to noncontrolling interests	2	-
NET (LOSS) EARNINGS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(36)	$283

The notes accompanying the Company’s first quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)
	As of	As of
	March 31,	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$809	$844
Receivables, net	486	571
Inventories, net	399	358
Deferred income taxes	53	48
Assets held for sale	109	95
Other current assets	82	55
Total current assets	1,938	1,971
Property, plant and equipment, net of accumulated depreciation of $116 and $67, respectively	643	684
Goodwill	96	88
Intangible assets, net of accumulated amortization of $15 and $8, respectively	212	219
Restricted cash	48	79
Deferred income taxes	44	54
Other long-term assets	101	105
TOTAL ASSETS	$3,082	$3,200
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable, trade	$263	$281
Current portion of long-term debt	4	4
Liabilities held for sale	38	38
Other current liabilities	534	562
Total current liabilities	839	885
Long-term debt, net of current portion	673	674
Pension and other postretirement liabilities	541	572
Other long-term liabilities	413	421
Total Liabilities	2,466	2,552

Commitments and Contingencies (Note 5)

Equity
Common stock, $0.01 par value	-	-
Additional paid in capital	614	613
Accumulated deficit	(117)	(81)
Accumulated other comprehensive income	100	99
	597	631
Less: Treasury stock, at cost	(3)	(3)
Total Eastman Kodak Company shareholders’ equity	594	628
Noncontrolling interests	22	20
Total equity	616	648
TOTAL LIABILITIES AND EQUITY	$3,082	$3,200

The notes accompanying the Company’s first quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Eastman Kodak Company
Media:
Christopher Veronda, +1 585-724-2622
christopher.veronda@kodak.com
or
Investor:
David Bullwinkle, +1 585-724-4053
shareholderservices@kodak.com